                                                                    EXHIBIT 99.2

[LOGO]

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

                             Financial Statements

                          December 31, 1998 and 1999

                  (With Independent Auditors' Report Thereon)

                        Report of Independent Auditors

The Board of Directors
Las Vegas Reservation Systems, Inc.,
 Travelscape.com, Inc. (a Nevada corporation),
 Professional Travel Services, Inc. and
 Travelscape.com (a Delaware corporation):

We have audited the accompanying combined balance sheet of Las Vegas Reservation Systems, Inc., Travelscape.com, Inc. (a Nevada corporation) and Professional Travel Services, Inc. as of December 31, 1998 and the related combined statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 1997 and 1998 and the consolidated balance sheet of Travelscape.com Inc. (a Delaware corporation) as of December 31, 1999 and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. The combined and consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the combined and consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the combined financial position of Las Vegas Reservation Systems, Inc., Travelscape.com, Inc. and Professional Travel Services, Inc. as of December 31, 1998 and the results of their operations and their cash flows for the years ended December 31, 1997 and 1998 and the consolidated financial position of Travelscape.com, Inc. as of December 31, 1999 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KMPG LLP


Las Vegas, Nevada
February 18, 2000

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Combined (1998) and Consolidated (1999) Balance Sheets

                          December 31, 1998 and 1999

                                    Assets                                               1998              1999
                                                                                  ---------------    --------------
Current assets:
     Cash and cash equivalents                                                  $         265,674         4,701,950
     Officer receivable                                                                        --           234,988
     Prepaid expenses                                                                     177,788         1,630,976
     Other current assets                                                                      --           177,859
                                                                                  ---------------    --------------
                 Total current assets                                                     443,462         6,745,773

Property, plant and equipment, net (notes 2, 5 and 10)                                  2,647,401         3,453,257
Other assets (note 8)                                                                     752,853         2,720,689
Intangible assets, net                                                                         --         1,761,356
                                                                                  ---------------    --------------
                                                                                $       3,843,716        14,681,075
                                                                                  ===============    ==============
                 Liabilities and Stockholders' Deficiency

Current liabilities:
     Borrowings under lines of credit (note 4)                                  $          91,144            34,737
     Current portion of notes payable (note 5)                                             32,926            37,409
     Current portion of capital lease obligations (notes 2 and 10)                        182,274           293,025
     Accounts payable                                                                   2,063,549         7,274,624
     Accrued room payable                                                                 660,571         3,813,884
     Accrued expenses                                                                     461,072         1,453,927
     Deferred revenue                                                                   1,983,472        10,572,246
                                                                                  ---------------    --------------
                 Total current liabilities                                              5,475,008        23,479,852

Notes payable, less current portion (note 5)                                            1,399,524         7,901,176
Capital lease obligations, less current portion (notes 2 and 10)                          528,815           358,122
Related party loan (note 3)                                                                46,684                --
                                                                                  ---------------    --------------
                 Total liabilities                                                      7,450,031        31,739,150
                                                                                  ---------------    --------------
Stockholders' deficiency (note 6):
     Common stock, $.01 par value.  Authorized 50,000,000 shares;
        issued and outstanding 15,042,500 shares                                               --           150,425
     Common stock, no par value.  Authorized 2,500 shares; issued
        and outstanding 200 shares                                                             --                --
     Common stock, $.001 par value.  Authorized 25,000,000 shares;
        issued and outstanding 5,000,000 shares                                             5,000                --
     Common stock, no par value.  Authorized 2,500 shares;
        issued and outstanding 1,000 shares                                                40,000                --
     Preferred stock, $.01 par value.  Authorized 1,272,569 shares;
        issued and outstanding 1,272,569 shares                                                --         5,611,604
     Additional paid-in capital                                                         2,623,305         8,558,891
     Deferred stock compensation (note 9)                                                      --        (2,179,134)
     Stockholder loans (note 3)                                                           (91,786)          (65,266)
     Accumulated deficit                                                               (6,182,834)      (29,134,595)
                                                                                  ---------------    --------------
                 Net stockholders' deficiency                                          (3,606,315)      (17,058,075)
Commitments, contingencies and subsequent event (notes 6, 8, 10 and 11)
                                                                                  ---------------    --------------
                                                                                $       3,843,716        14,681,075
                                                                                  ===============    ==============

See accompanying notes to combined and consolidated financial statements.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

   Combined (1997 and 1998) and Consolidated (1999) Statements of Operations

                 Years ended December 31, 1997, 1998 and 1999

                                                     1997             1998            1999
                                                 ------------     -----------     -----------
Revenues:
     Room sales                                  $ 11,715,836      18,851,718      60,449,327
     Airfare sales                                    716,121       2,027,067       6,377,871
     Other sales                                           --              --         200,535
                                                 ------------     -----------     -----------
              Total revenues                       12,431,957      20,878,785      67,027,733
Cost of sales                                       8,200,004      14,697,664      48,817,357
                                                 ------------     -----------     -----------
              Gross profit                          4,231,953       6,181,121      18,210,376
                                                 ------------     -----------     -----------
Operating expenses:
     General and administrative                     3,065,933       5,420,838      12,002,277
     Sales and marketing                              990,601       4,109,105      23,159,686
     Systems development                              114,896         896,753       2,365,182
     Stock compensation                                    --              --       1,141,474
                                                 ------------     -----------     -----------
              Total operating expenses              4,171,430      10,426,696      38,668,619
                                                 ------------     -----------     -----------
              Operating income (loss)                  60,523      (4,245,575)    (20,458,243)
                                                 ------------     -----------     -----------
Other income (expense):
     Interest expense, net                            (76,602)       (183,949)     (1,158,741)
     Other income (loss)                               17,994           2,884      (1,133,940)
     Loss on sale of equipment                             --              --        (200,837)
                                                 ------------     -----------     -----------
              Total other income (expense)            (58,608)       (181,065)     (2,493,518)
                                                 ------------     -----------     -----------
              Net income (loss)                  $      1,915      (4,426,640)    (22,951,761)
                                                 ============     ===========     ===========

See accompanying notes to combined and consolidated financial statements.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

 Combined (1997 and 1998) and Consolidated (1999) Statements of Stockholders'
                          Deficiency (Notes 8 and 9)

                 Years ended December 31, 1997, 1998 and 1999


                                                            Common
                                                            stock/
                                                          additional     Deferred                                         Net
                                           Preferred       paid-in        stock       Stockholder   Accumulated      stockholders'
                                             stock         capital     compensation      loans        deficit         deficiency
                                         -------------   ------------  ------------  ------------  -------------    --------------
Balance at December 31, 1996             $        --         40,000            --             --       (965,703)         (925,703)

Net income                                        --             --            --             --          1,915             1,915
Distributions                                     --             --            --             --       (792,406)         (792,406)
                                         -------------   ------------  -----------   ------------  -------------    --------------
Balance at December 31, 1997                      --         40,000            --             --     (1,756,194)       (1,716,194)

Net loss                                          --             --            --             --     (4,426,640)       (4,426,640)
Contributions                                     --      2,628,305            --        (91,786)            --         2,536,519
                                         -------------   ------------  -----------   ------------  -------------    --------------
Balance at December 31, 1998                      --      2,668,305            --        (91,786)    (6,182,834)       (3,606,315)

Net loss                                          --             --            --             --    (22,951,761)      (22,951,761)
Contributions (notes 3 and 6)              5,611,604             --            --         26,520             --         5,638,124
Deferred stock compensation (note 9)              --      3,184,650    (2,179,134)            --             --         1,005,516
Stock warrants (note 5)                           --        844,403            --             --             --           844,403
Stock awards and warrants (note 6)                --        135,958            --             --             --           135,958
Reorganization adjustment (note 1)                --      1,876,000            --             --             --         1,876,000
                                         -------------   ------------  -----------   ------------  -------------    --------------
Balance at December 31, 1999             $ 5,611,604      8,709,316    (2,179,134)       (65,266)   (29,134,595)      (17,058,075)
                                         =============   ============  ===========   ============  =============    ==============

See accompanying notes to combined and consolidated financial statements.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

   Combined (1997 and 1998) and Consolidated (1999) Statements of Cash Flows

                 Years ended December 31, 1997, 1998 and 1999

                                                                          1997            1998         1999
                                                                      -------------   -----------  -------------
Cash flows from operating activities:

     Net income (loss)                                                 $     1,915     (4,426,640)   (22,951,761)
     Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
           Loss on sale of equipment                                            --             --        200,837
           Depreciation and amortization                                    96,836        160,444        656,530
           Amortization of debt discount and issuance costs                     --             --        550,041
           Stock compensation                                                   --             --      1,141,474
           Changes in operating assets and liabilities:
              Increase in officer receivable                                    --             --       (234,988)
              Increase in prepaid expenses and other current assets        (54,818)       (99,700)    (1,631,047)
              Increase (decrease) in other assets                          198,751       (417,621)    (1,690,347)
              Increase (decrease) in accounts payable and accrued
                 expenses                                                  913,683      1,376,452      9,357,243
              Increase in deferred revenue                                 169,581      1,205,770      8,588,774
                                                                      ------------    -----------  -------------
                 Net cash provided by (used in) operating activities     1,325,948     (2,201,295)    (6,013,244)
                                                                      ------------    -----------  -------------
Cash flows from investing activities:

     Acquisition of property and equipment                              (2,036,228)       (66,877)    (1,412,106)
     Sale of investments                                                    32,310             --             --
     Proceeds from sale of equipment                                            --             --         50,950
                                                                      ------------    -----------  -------------
                 Net cash used in investing  activities                 (2,003,918)       (66,877)    (1,361,156)
                                                                      ------------    -----------  -------------
Cash flows from financing activities:

     (Distributions to) contributions from stockholders, net              (792,406)     2,536,519      5,611,604
     Repayments of loan from stockholders                                   (9,800)       (21,791)       (20,164)
     Advances from (repayments of) line of credit, net                      35,780         (6,436)       (56,407)
     Proceeds from (repayments of) notes payable                         1,470,390        (37,940)     6,998,703
     Payment of debt issuance costs                                             --             --       (475,695)
     Repayments of capital lease obligations                                    --             --       (247,365)
                                                                      ------------    -----------  -------------
                 Net cash provided by financing activities                 703,964      2,470,352     11,810,676
                                                                      ------------    -----------  -------------
                 Net increase in cash and cash equivalents                  25,994        202,180      4,436,276

Cash and cash equivalents:
     Beginning of year                                                      37,500         63,494        265,674
                                                                      ------------    -----------  -------------
     End of year                                                       $    63,494        265,674      4,701,950
                                                                      ============    ===========  =============
Supplemental disclosures of cash flow information:

     Cash paid during the year for interest                            $     8,722         85,613             --
                                                                      ============    ===========  =============
Supplemental disclosures of noncash financing activities:

     Equipment acquired under capital lease                            $        --        711,089        187,423
     Stockholder loans                                                          --         91,786             --
     Deferred compensation                                                      --             --      2,179,134
     Stock awards and warrants                                                  --             --        135,958
     Original issue discount                                                    --             --        844,403
     Intangible assets                                                          --             --      1,876,000
                                                                      ============    ===========  =============

See accompanying notes to combined and consolidated financial statements.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

(1)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation and Description of Business

          For 1997 and 1998, the accompanying financial statements combine the accounts of Las Vegas Reservation Systems, Inc. (LVRS), Travelscape.com, Inc. (a Nevada corporation) and Professional Travel Services, Inc. (PTS) (collectively referred to as the Company). The entities were owned and controlled principally by common ownership and management and part of a reorganization. Following the reorganization, the accompanying 1999 consolidated financial statements include the accounts of Travelscape.com, Inc. (a Delaware corporation) and its wholly owned subsidiaries. All intercompany transactions have been eliminated in combination and consolidation.

          LVRS, a Nevada corporation, sells hotel room packages in Las Vegas, Reno, Laughlin and Lake Tahoe to individual and group customers. In the normal course of business, certain hotel properties require cash deposits or letters of credit to secure hotel room inventory.

          In March 1998, LVRS established its web site www.lvrs.com to sell rooms over the Internet. The success of the web site prompted management to begin an effort to replicate its Las Vegas based system across the United States through Old Travelscape, which was created in April 1998. Travelscape.com, Inc. (a Nevada corporation) created its own web site www.travelscape.com in which it offers its services. The Internet offers the Company advertising and distribution means to market and sell its rooms to a worldwide audience in a cost-effective manner.

          Effective September 30, 1998, LVRS merged with Fort Apache, Inc. whose principal business was to hold a building and land in Las Vegas. Fort Apache, Inc. shared common owners with LVRS; accordingly, the transaction was recorded as a reorganization of entities under common control and the historical-cost basis of the net assets of Fort Apache, Inc. was carried over to LVRS. Prior year financial statements have been restated to reflect this reorganization.

          PTS operates a travel agency in Las Vegas. PTS provides transportation arrangements primarily for business travel.

          On January 21, 1999, the Company completed a reorganization whereby LVRS, Travelscape.com, Inc. (a Nevada Corporation) (Old Travelscape) and PTS became wholly owned subsidiaries of Travelscape.com, Inc. (Travelscape), a Delaware corporation. The transaction was accounted for principally as a reorganization of entities under common control. Accordingly, the combined financial statements of LVRS, Old Travelscape and PTS for the years presented herein are predecessor operations to the comparable entity which exists after January 21, 1999. At the time of the reorganization, 20% of the common stock of Old Travelscape was not owned by the common control group. The exchange of Travelscape shares for this 20% interest was considered a purchase of a minority interest. The consideration exceeded historical book value by $1,876,000 which was allocated to goodwill in the accompanying balance sheet. Goodwill is amortized on a straight-line basis over 15 years.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

          The financial statements as of and for the year ended December 31, 1999 are combined through January 22, 1999 (the date of the organizational restructuring) and consolidated through and as of December 31, 1999.

     (b)  Cash Equivalents

          Cash equivalents include highly liquid investments purchased with an original maturity date of three months or less.

     (c)  Property, Plant and Equipment

          Property and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives ranging from 3-20 years. Expenditures for maintenance and repairs are expensed when incurred. Property and equipment under capital leases are stated at the present value of minimum lease payments.

          Amortization of property and equipment held under capital leases and leasehold improvements is computed on a straight-line basis over the shorter of the lease term or estimated useful lives of the asset.

     (d)  Revenue Recognition

          Revenues from sales of hotel rooms and airline tickets, as well as the related cost of sales, including the associated taxes, and other travel products and services for which the Company is the credit card merchant of record, are recorded at the aggregate retail value upon booking. Such revenues are deferred until the customer checks in to the hotel or completes their air travel. Revenues earned from sales of travel products and services in which the travel provider is the credit card merchant of record are recognized upon receipt of cash and are recorded at the commission amount.

     (e)  Systems Development

          Systems development expenses are comprised primarily of compensation to the Company's information systems and technical staff, payments to outside contractors for information systems and technical services, data communications lines, web hosting services and other expenses associated with operating the Company's web sites.

     (f)  Use of Estimates

          Management of the Company has made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

     (g)  Income Taxes

          Prior to January 22, 1999, LVRS and PTS were taxed as S Corporations under provisions of the Internal Revenue Code. Under these provisions, LVRS and PTS do not pay income tax on their income. Instead, the stockholders of LVRS and PTS were liable for income tax on the taxable income as it effects the stockholders' income tax returns. Accordingly, a provision for income taxes has not been included in the accompanying combined financial statements for LVRS and PTS as of and for the years ended December 31, 1997 and 1998.

          Old Travelscape is a Nevada C Corporation which is subject to federal income tax. Old Travelscape accounted for income taxes under the asset and liability method whereby deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in the tax rates is recognized in income for the period that includes enactment date.

          Effective with the reorganization, LVRS, Old Travelscape and PTS became wholly owned subsidiaries of Travelscape, and accordingly, Travelscape recorded net deferred tax assets of $1,200,000 related to the cumulative differences between the basis of certain assets and liabilities for financial reporting and income tax purposes. Travelscape recorded a corresponding 100% valuation allowance due to the uncertainty regarding Travelscape's ability to utilize its deferred tax assets to offset future tax liabilities.

     (h)  Start-Up Costs

          Start-up costs are expensed as incurred.

     (i)  Sales and Marketing Expenses

          The Company expenses advertising as incurred. Advertising expense aggregated $990,601, $4,109,105 and $23,159,686 for the years ended
          December 31, 1997, 1998 and 1999, respectively.

     (j)  Stock Compensation

          The Company has adopted Statement of Financial Accounting Standards Statement, or SFAS, No. 123, Accounting for Stock-Based Compensation, and has elected to measure compensation cost under Accounting Principles Board Opinion No. 25 and comply with the pro forma disclosure requirements of SFAS No. 123, except for options and warrants granted to nonemployees, which are accounted for under SFAS No. 123.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

     (k)  Long-Lived Assets

          The Company accounts for long-lived assets at amortized costs. As part of an ongoing review of the valuation and amortization of long-lived assets, management assesses the carrying value of such assets if facts and circumstances suggest that such assets may be impaired. If this review indicates that the assets will not be recoverable, as determined by the nondiscounted cash flow analysis over the remaining amortization period, the carrying value of the assets would be reduced to its estimated fair market value, based on discounted cash flows.

(2)  Property, Plant and Equipment

     Property, plant and equipment consist of the following:

                                                                                  1998                    1999
                                                                          -------------------     -------------------
     Land                                                                 $           408,000                 408,000
     Building and improvements                                                      1,549,756               1,621,539
     Computer hardware and software                                                   729,807               1,706,656
     Furniture and office equipment                                                   263,817                 415,428
                                                                          -------------------     -------------------

                                                                                    2,951,380               4,151,623
     Less accumulated depreciation and amortization                                   303,979                 698,366
                                                                          -------------------     -------------------

                                                                          $         2,647,401               3,453,257
                                                                          ===================     ===================

     Future minimum capital lease payments as of December 31, 1999 are:

                                                                                 Capital               Operating
                                                                                 leases                  leases
                                                                          -------------------     -------------------
     Year ending December 31:
       2000                                                               $           309,740                  89,566
       2001                                                                           207,997                  88,989
       2002                                                                           130,704                  88,989
       2003                                                                           108,920                  88,989
       2004                                                                                --                  49,810
                                                                          -------------------     -------------------

          Net minimum lease payments                                                  757,361     $           406,343
                                                                                                  ===================

       Less amounts representing interest                                             106,214
                                                                          -------------------

          Present value of net minimum capital lease payments                         651,147

       Less current portion of obligations under capital leases                       293,025
                                                                          -------------------

          Obligations under capital leases excluding current
           portion                                                        $           358,122
                                                                          ===================

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

     The Company leases office equipment under operating leases, which expire in 2001. Rent expense for the years ended December 31, 1997, 1998 and 1999 was $25,510, $24,603 and $25,283, respectively.

(3)  Stockholder Transactions

     At December 31, 1998, PTS had loans from the stockholders of $46,684 for start-up costs of the business. This non-interest bearing loan with no fixed repayment terms was repaid during 1999. As of December 31, 1998, Old Travelscape had loans of $91,786 to officers of the Company for the purchase of common stock. As of December 31, 1999, the remaining balance was $65,266 which is due in 2001. This amount is reported as an increase in stockholders' deficiency.

(4)  Borrowings under Lines of Credit

     Borrowings under unsecured lines of credit with various financial institutions are as follows:

                                                                                  1998                    1999
                                                                          -------------------     -------------------
     Wells Fargo Bank, interest is 11.25% at December 31, 1999,
       expires on June 30, 2000                                           $            41,144                  34,737

     Bank West of Nevada, expired on March 27, 1999                                    50,000                      --
                                                                          -------------------     -------------------

                                                                          $            91,144                  34,737
                                                                          ===================     ===================

     The Bank West of Nevada line of credit was not renewed. The Wells Fargo Bank credit line has a borrowing capacity of $50,000.

(5)  Notes Payable

     Notes payable consist of the following:

                                                                                       1998                     1999
                                                                              --------------------     -------------------
     First mortgage note payable in monthly installments of $7,681, at an interest rate of prime plus 1.5% (9.5% as of December 31, 1999),
      maturity date of June 30, 2017, secured by real property                $            801,687                 782,545
     First mortgage note payable in monthly installments of $4,781, at an interest rate of 6.85%, maturity date of November 11, 2017, secured
      by real property                                                                     609,645                 592,862
     Second mortgage note payable in monthly installments of $303, at an interest rate of prime plus 1.5% (9.5% as of December 31, 1999),
      maturity date of June 30, 2007, secured by real property                              21,118                  19,047

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

                                                                                       1998                     1999
                                                                               -------------------     -------------------
     Senior notes payable, net of discount, at an interest rate of 10%
      for initial 12 months and 12% for the subsequent 12 months,
      maturity date in February 2001, unsecured                                $                --               7,036,700
     Less original issue discount                                                               --                (492,569)
                                                                               -------------------     -------------------

                                                                                         1,432,450               7,938,585
     Less current portion                                                                   32,926                  37,409
                                                                               -------------------     -------------------

                                                                               $         1,399,524               7,901,176
                                                                               ===================     ===================

     The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1999 are as follows:

               2000                                              $     37,409
               2001                                                 7,077,176
               2002                                                    43,801
               2003                                                    47,406
               2004                                                    51,316
               Thereafter                                           1,174,046
                                                                 ------------

                                                                 $  8,431,154
                                                                 ============

     During February 1999, Travelscape completed a private placement of 70.367 units of Travelscape senior notes and common stock purchase warrants were subscribed for a total value of $100,000 per unit or $7,036,700. Each unit consists of a note with a face value of $100,000 bearing interest at 10% prior to February 2000 and 12% thereafter and a warrant to purchase 7,500 shares of Travelscape common stock, par value $.01 per share. The notes have a stated maturity of two years from the date of issuance. The notes' maturity accelerates and the warrants convert to common stock at a "trigger event," which is generally defined as either an initial public offering of the Company's common stock or a sale of the Company. The fair value of the warrants issued in connection with the private placement of $844,403 has been allocated to a debt discount and will be amortized over the effective-interest method. The warrants are exercisable over three years. Warrants for a total of 527,752 shares of common stock were issued in connection with the private placement. The fair value of the warrants was determined pursuant to Black-Scholes model for calculating the fair value of equity instruments. The discount will be amortized to interest expense over the term of the senior notes using the effective-interest method. Upon repayment prior to the due date, any outstanding balance of the discount will be written off to interest expense. The aforementioned share numbers have been adjusted to give effect to a 3-for-2 split of Travelscape's common stock. As a result of the pending sale of the Company (see note 11), the notes will mature on March 15, 2000 and convert to common stock on this date.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

(6)  Stockholders' Deficiency

     (a)  Preferred Stock

          During December 1999, Travelscape completed a private placement for $5,611,604 in net proceeds through the sale of 1,272,569 shares of Series A Convertible Preferred Stock with a par value of $.01 per share. Holders of preferred stock are entitled to receive dividends when and if declared by the Board of Directors.

          Preferred stock may be converted at the option of the holder at a rate of one share of preferred stock to one share of common stock.

          Holders of preferred stock have a liquidation preference over common stock holders. Upon liquidation, holders of preferred stock shall be entitled to receive $4.44 per share.

          The preferred stock will automatically convert to common stock upon the consummation of certain events. As a result of the pending sale of the Company (see note 11), the preferred stock will be converted to common on March 15, 2000.

     (b)  Common Stock

          Effective April 24, 1999, Travelscape's Board of Directors approved an increase in the number of authorized shares from 25,000,000 to 50,000,000 shares. The financial statements reflect this increase. The number of shares outstanding of Travelscape.com, Inc. common stock reflects the effect of a 3-for-2 split of common stock completed in June 1999.

     (c)  Stock Warrants

          The Company issued stock warrants to purchase 475,833 shares of common stock at exercise prices that range from $4 - $7 per share to third parties in lieu of services rendered. The fair value of the stock warrants of $19,508 has been recognized in additional paid-in capital and stock compensation expense. Of the total stock warrants, 400,000 are subject to certain vesting conditions. As of December 31, 1999, none of the 400,000 stock warrants had vested. The warrants vest immediately if there is a certain change in the control of the Company. As a result of the pending sale of the Company (see note 11), the warrants will become fully vested on March 15, 2000.

          In addition, the Company issued stock awards of 42,500 shares of common stock for a total fair value of $116,450.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

(7)  Income Taxes

     The components of the net deferred taxes are as follows:

                                                                                            December 31
                                                                          --------------------------------------------
                                                                                   1998                     1999
                                                                          -------------------      -------------------
     Net operating loss carryforwards                                     $         1,152,615                8,419,059
     Deferred revenue                                                                 (98,644)                (137,681)
     Other                                                                            166,014                  240,116
                                                                          -------------------      -------------------

                                                                                    1,219,985                8,521,494
     Valuation allowance                                                           (1,219,985)              (8,521,494)
                                                                          -------------------      -------------------

          Deferred tax asset, net of valuation allowance                  $                --                       --
                                                                          ===================      ===================

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income. A 100% valuation allowance has been provided for the net deferred tax assets since the likelihood of taxable income sufficient enough to realize the entire balance of deferred tax assets in the future is uncertain.

     At December 31, 1999, the Company has approximately $24,500,000 of net operating loss carryforwards available for federal tax reporting purposes, which expire in 2014. The ultimate realization of the net operating loss carryforwards will be subject to certain limitations due to changes in the Company's ownership and will be dependent upon the Company attaining future taxable earnings.

     If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the tax loss carryforwards that can be utilized, which could result in such losses expiring before they are used.

(8)  Commitments and Contingencies

     (a)  Litigation

          The Company is involved in legal proceedings from outside parties involving routine business matters. Management believes that the ultimate resolution of these matters will not have a material adverse affect on the Company's financial condition or results of operations.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

     (b)  Advertising Contracts

          The Company has entered into several advertising contracts, including various Internet web sites, which run through the year 2001. The agreements provide for monthly and quarterly payments and are summarized as follows as of December 31, 1999:

          Year ending December 31:
            2000                                           $  22,790,254
            2001                                                 152,000
                                                           -------------

                                                           $  22,942,254
                                                           =============

     (c)  Letters of Credit

          The Company has an agreement with Bank West of Nevada to extend letters of credit on behalf of the Company to certain hotel properties to secure payment for the potential purchase of blocks of hotel rooms. Letters of credit with Bank West of Nevada at December 31, 1999 were $2,059,000. The letter of credit agreements require the Company to place 100% of a required hotel deposit in a certificate of deposit with the bank. If the Company were to default on the payment of a block of rooms, the hotel would exercise the letter of credit. As of December 31, 1999, the Company has placed $2,059,000 in a certificate of deposit under this arrangement. These deposits are restricted and are included in other assets.

(9)  Stock Options

     The Financial Accounting Standards Board issued SFAS No. 123 which defines a fair-value method of accounting for an employee stock option or similar instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it allows an entity to continue to measure the compensation cost for these plans using the intrinsic-value-based method of accounting prescribed by Accounting Principles Board Opinion, or APB, No. 25, Accounting for Stock Issued to Employees. Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net earnings and earnings per share, as if the fair-value-based method of accounting defined in SFAS No. 123 had been applied.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

     Stock options outstanding are as follows:

                                                                                                     Weighted-average
                                                                            Number of shares          exercise price
                                                                          -------------------      -------------------
     Balance at December 31, 1997                                                          --      $                --
     Granted                                                                        1,027,500                     1.33
                                                                          -------------------      -------------------

     Balance at December 31, 1998                                                   1,027,500                     1.33
     Granted                                                                        3,127,500                     3.18
     Canceled                                                                        (185,000)                   (1.33)
                                                                          -------------------      -------------------

     Balance at December 31, 1999                                                   3,970,000      $              2.79
                                                                          ===================      ===================

     Stock options outstanding are as follows:

                                                     Outstanding at         Weighted-             Weighted-
                                   Range of           December 31,           average               average
                                    prices                1999            exercise price        contract life
                              -----------------    -----------------    ------------------    ------------------
                              $  1.33 - 6.00            3,970,000       $       2.79                   3
                              =================    =================    ==================    ==================

     Old Travelscape accounted for these options pursuant to APB No. 25. These options were issued with an option price substantially equal to the fair value of the common stock on the date of the grant. The options vest over a three-year period.

     As a result of the 1999 option grants, the Company recorded compensation expense of $1,005,516 for the year ended December 31, 1999 and will amortize deferred stock compensation expense of $2,179,134 over the future vesting period of the options, calculated under APB No. 25 for employees and SFAS No. 123 for nonemployees. The deferred stock compensation is recorded as a component of net stockholders' deficiency in the accompanying balance sheet. The total number options exercisable was 1,114,413 at December 31, 1999.

     All outstanding options to purchase common stock prior to January 21, 1999 were assumed by Travelscape and will retain all of the same terms included in the initial grant.

                     LAS VEGAS RESERVATION SYSTEMS, INC.,
                 TRAVELSCAPE.COM, INC. (A NEVADA CORPORATION),
                    PROFESSIONAL TRAVEL SERVICES, INC. AND
                TRAVELSCAPE.COM, INC. (A DELAWARE CORPORATION)

            Notes to Combined and Consolidated Financial Statements

                          December 31, 1998 and 1999

     Had the Company complied with SFAS No. 123 for financial reporting purposes, the impact on net loss for the year ended December 31, 1999 would be to increase the net loss to $23,269,105. The granting of options in 1998 did not give rise to any additional compensation expense as none of the options were exercisable at December 31, 1998. The pro forma net loss is based on the following assumptions: risk-free interest rate of 6.5%, volatility of 20%, dividend yield of 0% and economic life of the option of four years.

(10) Lease Commitments

     The Company is obligated under various capital leases, for certain office equipment, that expire at various dates through 2003. The gross amount of office equipment and related accumulated depreciation capitalized and recorded under capital leases at December 31, 1999 was as follows:

     Office equipment                                         $     248,940
      Less accumulated depreciation                                  93,385
                                                              -------------

                                                              $     155,555
                                                              =============

(11) Subsequent Event

     On January 31, 2000, the Company was acquired by Expedia, Inc. for total consideration aggregating approximately $100 million. As a result of this acquisition, Expedia, Inc. will record the assets and liabilities of the Company at their respective fair values. No adjustments have been made to the accompanying financial statements for this transaction. As a result of this acquisition, certain equity and debt instruments will become fully vested and/or be converted to common stock.